As filed with the Securities and Exchange Commission on January 12, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPI COMPOSITES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1590775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9200 E. Pima Center Parkway

Suite 250

Scottsdale, AZ 85258

(480) 305-8910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Siwek

Chief Executive Officer

TPI Composites, Inc.

9200 E. Pima Center Parkway

Suite 250

Scottsdale, AZ 85253

(480) 305-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Bradley C. Weber

Jesse Nevarez

Kim de Glossop

Goodwin Procter LLP

601 Marshall Street

Redwood City, CA 94063

(650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED JANUARY 12, 2024

PROSPECTUS

TPI COMPOSITES, INC.

Up to 4,600,732 Shares of Common Stock

On December 14, 2023, TPI Composites, Inc. (the Company, TPI, we, us, or our) entered into a Common Stock Purchase Agreement (the Purchase Agreement) with Oaktree Power Opportunities Fund V (Delaware) Holdings L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P. (collectively, the selling stockholders). Pursuant to the Purchase Agreement, the selling stockholders agreed to waive, cancel and terminate their respective rights to an aggregate of $43,000,000 of accrued and unpaid dividends on the shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the Series A Preferred Stock), held by the selling stockholders, in exchange for, and in consideration of, the issuance by the Company of an aggregate of 3,899,903 shares of common stock to the selling stockholders. The issuance of the shares of common stock to the selling stockholders pursuant to the Purchase Agreement was completed on December 14, 2023. This prospectus relates to the resale by the selling stockholders of up to (i) 3,899,903 shares of common stock issued pursuant to the Purchase Agreement and (ii) an additional 700,829 shares of common stock that were held by the selling stockholders as of the date of the Purchase Agreement.

The selling stockholders may offer the shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. If agents, underwriters or dealers are used to sell our common stock, any selling stockholder will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution.” For further information regarding the selling stockholders, see “Selling Stockholders.”

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. The selling stockholders are responsible for all underwriting discounts, commissions and transfer taxes related to the offer and sale of their shares.

You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. Any prospectus supplement or related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Our common stock is traded on The Nasdaq Global Market under the symbol “TPIC.” On January 11, 2024, the last reported sale price of our common stock on The Nasdaq Global Market was $3.27 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2024.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the common stock offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under the shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 4,600,732 shares of common stock in one or more offerings as described in this prospectus.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “TPIC,” “TPI,” “we,” “us,” “our,” the “Company” or similar references refer to TPI Composites, Inc. and its subsidiaries.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. Such annual, quarterly and special reports, proxy statements and other information are available at the website of the SEC at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our Internet website, https://tpicomposites.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 22, 2023;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 3, 2023, August 3, 2023 and November 2, 2023, respectively;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022, from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April  10, 2023;

•

Current Reports on Form 8-K filed with the SEC on March  3, 2023, June  27, 2023, July  18, 2023, August  11, 2023, November  27, 2023, December  14, 2023 and January 3, 2024 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

•

The description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 22, 2023, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

TPI Composites, Inc., 9200 E. Pima Center Parkway, Suite 250, Scottsdale, Arizona 85258, Attention: Corporate Secretary, or by telephone request to (480) 305-8910.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at https://tpicomposites.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor any selling stockholder have authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. No selling stockholder is making an offer of common stock in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “contemplates,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus, including the sections entitled “About this Prospectus” and “Risk Factors,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	competition from other wind blade and wind blade turbine manufacturers;

•	the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	the increasing cost and availability of additional capital, should such capital be needed;

•	the current status of the wind energy market and our addressable market;

•	our ability to absorb or mitigate the impact of price increases in resin, carbon reinforcements (or fiber), other raw materials and related logistics costs that we use to produce our products;

•	our ability to absorb or mitigate the impact of wage inflation in the countries in which we operate;

•	our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers;

•	the potential impact of the increasing prevalence of auction based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance;

•

our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to achieve or maintain profitability;

•	changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy and energy policy;

•	changes in global economic trends and uncertainty, geopolitical risks, and demand or supply disruptions from global events;

•

changes in macroeconomic and market conditions, including the potential impact of any pandemic, risk of recession, rising interest rates and inflation, supply chain constraints, commodity prices and exchange rates, and the impact of such changes on our business and results of operations;

•	our ability to attract and retain customers for our products, and to optimize product pricing;

•	our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs;

•

our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services business;

•	our ability to keep up with market changes and innovations;

•	our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget;

•	the impact of the pace of new product and wind blade model introductions on our business and our results of operations;

•	our ability to identify and execute a strategic alternative to enable the growth of our automotive business;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products;

•	the attraction and retention of qualified associates and key personnel;

•	our ability to maintain good working relationships with our associates, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our associates; and

•	the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, as well as those risks are more fully discussed in the “Risk Factors” section and under the sections of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ending December 31, 2022, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Our Company

TPI Composites, Inc. is the holding company that conducts substantially all of its business operations through its direct and indirect subsidiaries. TPI was founded in 1968 and has been producing composite wind blades since 2001. TPI is incorporated in Delaware.

We are the only independent manufacturer of composite wind blades for the wind energy market with a global manufacturing footprint. We deliver high-quality, cost-effective composite solutions through long term relationships with leading original equipment manufacturers in the wind and automotive markets. We also provide field service inspection and repair services to our OEM customers and wind farm owners and operators. We are headquartered in Scottsdale, Arizona and operate factories in the U.S., Mexico, Türkiye, and India. We operate additional engineering development centers in Denmark and Germany and a services facility in Spain.

Common Stock Purchase Agreement

On December 14, 2023, the Company entered into the Purchase Agreement with the selling stockholders. Pursuant to the Purchase Agreement, the selling stockholders agreed to waive, cancel and terminate their respective rights to an aggregate of $43,000,000 of accrued and unpaid dividends on the Series A Preferred Stock held by the selling stockholders, in exchange for, and in consideration of, the issuance by the Company of an aggregate of 3,899,903 shares of common stock to the selling stockholders. The issuance of the shares of common stock to the selling stockholders was completed on December 14, 2023.

Amended and Restated Investor Rights Agreement

Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and the selling stockholders entered into an Amended and Restated Investor Rights Agreement (the A&R Investor Rights Agreement), which amends and restates in its entirety that certain Investor Rights Agreement, dated as of November 22, 2021, by and between the Company and the selling stockholders (the Series A Investor Rights Agreement). The A&R Investor Rights Agreement contains, among other things, provisions related to registration rights with respect to shares of common stock held by the selling stockholders. The offer and sale of the shares of common stock by the selling stockholders under this prospectus is being registered pursuant the A&R Investor Rights Agreement.

Corporate Information

Our principal executive office is located at 9200 E. Pima Center Parkway, Suite 250, Scottsdale, Arizona 85258, and our telephone number is (480) 305-8910. Our website address is https://tpicomposites.com/. The information on, or that can be accessed through, our website does not constitute part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Market under the symbol “TPIC.”

THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 4,600,732 shares of common stock.

Terms of the Offering	The selling stockholders will determine when and how they will dispose of the common stock registered under this prospectus for resale. See “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of common stock by the selling stockholders pursuant to this prospectus.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Risk Factors	An investment in our common stock involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Global Market Symbol	TPIC

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the SEC and is incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

Sales of substantial amounts of common stock by a selling stockholder, or the perception that sales could occur, could adversely affect the trading price of our shares of common stock.

The sale by the selling stockholders of a significant number of shares of common stock could have a material adverse effect on the trading price of our common stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by any selling stockholder.

All expenses of registration incurred in connection with this offering are being borne by us. The selling stockholders are responsible for all underwriting discounts, commissions and transfer taxes related to the offer and sale of their shares.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 4,600,732 shares of our common stock by the stockholders identified in the table below, whom we refer to in this prospectus as the “selling stockholders” and their respective transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholders identified below may currently hold or acquire at any time shares of our common stock in addition to those registered hereby. For additional information regarding the issuance of the common stock, see “Prospectus Summary—Common Stock Purchase Agreement” above.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such common stock. Except as otherwise indicated, each selling stockholder listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned by it.

The percent of beneficial ownership for the selling stockholders is based on the sum of (i) 42,571,228 shares of our common stock outstanding as of October 31, 2023 and (ii) 3,899,903 shares of our common stock issued to the selling stockholders pursuant to the Purchase Agreement for a total of 46,471,131 shares outstanding.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of each selling stockholder was furnished by or on behalf of the selling stockholder and is as of the date hereof.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a selling stockholder unless such stockholder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus. Because each selling stockholder identified in the table below may sell some or all of the shares of our common stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our common stock, no estimate can be given as to the number of shares of our common stock covered by this prospectus that will be held by the selling stockholders upon termination of this offering.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the common stock being offered hereby pursuant to this prospectus.

On November 22, 2021, the Company issued an aggregate of 350,000 shares of the Series A Preferred Stock for an aggregate purchase price of $350,000,000 as well as warrants to purchase an aggregate of 4,666,667 shares of our common stock at an exercise price of $0.01 per share to the selling stockholders, pursuant to a Series A Preferred Stock Purchase Agreement dated as of November 8, 2021 (the Series A Purchase Agreement). On December 14, 2023, in connection with the refinancing of the selling stockholders’ investment in the Company, the Company entered into a Credit Agreement and Guaranty (the Credit Agreement) with the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent, and also entered into the Purchase Agreement and the A&R Investor Rights Agreement. In connection with the foregoing transactions, the Company granted the selling stockholders the right to appoint one member of the Company’s board of directors or a board observer. Peter Jonna was initially appointed by the selling stockholders to serve on the board, and, following Mr. Jonna’s resignation, the selling stockholders appointed Andrew Moir to serve as Mr. Jonna’s successor in June 2022. On January 2, 2024, Mr. Moir resigned as a member of our board of directors and became a board observer in connection with the selling stockholders’ designation right.

Except as may be noted elsewhere in this prospectus relating to the Series A Purchase Agreement, the Series A Investor Rights Agreement, the Purchase Agreement, the A&R Investor Rights Agreement and the Credit Agreement, including the appointment by the selling stockholders of Mr. Jonna and Mr. Moir to the Company’s board of directors, each selling stockholder does not have, and within the past three years has not had, any material relationship with us or any of our affiliates.

Name of Stockholder	Shares Beneficially Owned as of Date of this Prospectus		Number of Shares that May Be Offered Hereby	Shares Beneficially Owned Following Offering
	Number	Percentage		Number	Percentage
Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P. (1)	1,725,240	3.7%	1,725,240	—	—
Opps TPIC Holdings, LLC (2)	2,794,980	6.0%	2,794,980	—	—
Oaktree Phoenix Investment Fund, L.P. (3)	80,512	* %	80,512	—	—
TOTAL:	4,600,732	9.9%	4,600,732	—	—

*	Less than 1%
(1)

These securities are beneficially owned by (i) Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P. (“Power V”), as a result of its direct ownership of 1,725,240 shares of common stock, (ii) Oaktree Capital Group, LLC (“OCG”), solely in its capacity as the indirect manager of Power V, (iii) Oaktree Capital Group Holdings GP, LLC (“OCGH GP”), solely in its capacity as the indirect owner of the Class B units of OCG, (iv) Brookfield Corporation (“BN”), solely in its capacity as the indirect owner of the Class A units of OCG, and (v) BAM Partners Trust (“BAM Partners Trust”), solely in its capacity as the sole owner of Class B Limited Voting Shares of BN. The address of Power V, OCG and OCGH GP is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The address of BN and BAM Partners Trust is Brookfield Place, Suite 100, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada, M5J2T3.

(2)

These securities are beneficially owned by (i) Opps TPIC Holdings, LLC (“Opps”), as a result of its direct ownership of 2,794,890 shares of common stock, (ii) OCG, solely in its capacity as the indirect manager of Opps, (iii) OCGH GP, solely in its capacity as the indirect owner of the Class B units of OCG, (iv) BN, solely in its capacity as the indirect owner of the Class A units of OCG, and (v) BAM Partners Trust, solely in its capacity as the sole owner of Class B Limited Voting Shares of BN, The address of Opps, OCG and OCGH GP is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The address of BN and BAM Partners Trust is Brookfield Place, Suite 100, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada, M5J2T3.

(3)

These securities are beneficially owned by (i) Oaktree Phoenix Investment Fund, L.P. (“Phoenix”), as a result of its direct ownership of 80,512 shares of common stock, (ii) Atlas OCM Holdings, LLC (“Atlas”), solely in its capacity as the indirect manager of Phoenix, (iii) OCGH GP, solely in its capacity as the indirect owner of the Class B units of Atlas and (iv) Brookfield Asset Management ULC (“Brookfield ULC”), solely in its capacity as the indirect owner of Class A units of Atlas. The address of Phoenix, Atlas and OCGH GP is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The address of Brookfield ULC is Brookfield Place, Suite 100, 181 Bay Street P.O. Box 762 Toronto, Ontario, Canada, M5J2T3.

PLAN OF DISTRIBUTION

Any selling stockholder may sell our common stock from time to time in one or more transactions. Any selling stockholder may sell our common stock to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, a selling stockholder or dealers acting with a selling stockholder or on behalf of any selling stockholder may also purchase our common stock and reoffer them to the public. Any selling stockholder may also offer and sell, or agree to deliver, our common stock pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom any selling stockholder designates may solicit offers to purchase our common stock.

•	Any selling stockholder will name any agent involved in offering or selling our common stock, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless any selling stockholder indicates otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our common stock that they offer or sell.

Any selling stockholder may use an underwriter or underwriters in the offer or sale of our common stock.

•	If any selling stockholder uses an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters in connection with the sale of our common stock.

•

Any selling stockholder will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our common stock.

Any selling stockholder may use a dealer to sell our common stock.

•	If any selling stockholder uses a dealer, such selling stockholder will sell its common stock to the dealer, as principal.

•	The dealer will then sell such common stock to the public at varying prices that the dealer will determine at the time it sells such common stock.

•	Any selling stockholder will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

Any selling stockholder may solicit directly offers to purchase common stock, and may directly sell common stock to institutional or other investors. Any selling stockholder will describe the terms of direct sales in the applicable prospectus supplement.

Any selling stockholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We and any selling stockholder will indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Any selling stockholder may use any one or more of the following methods when selling shares:

•	on The Nasdaq Global Market or any other national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase our common stock at the public offering price under delayed delivery contracts.

•

If any selling stockholder uses delayed delivery contracts, we will disclose such use in the applicable prospectus supplement and will tell you when such selling stockholder will demand payment and when delivery of our common stock will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•

Any selling stockholder will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our common stock under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our common stock, the underwriters will not be obligated to purchase offered common stock unless specified conditions are satisfied, and if the underwriters do purchase any offered common stock, they will purchase all offered common stock.

In connection with underwritten offerings of the offered common stock and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with the offering (i.e., if they sell more common stock than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our common stock in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our common stock to the extent that it were to discourage resales of our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Any selling stockholder may effect sales of common stock in connection with forward sale, option or other types of agreements with third parties. Any distribution of common stock pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The consolidated financial statements of TPI Composites, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TPI COMPOSITES, INC.

Prospectus

January 12, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, all the amounts shown are estimates.

	Amount to be Paid
SEC registration fee	$1,924.03
FINRA filing fee		(1)
Nasdaq listing fee		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Trustee and Transfer Agent fees and expenses		(1)
Printing fees		(1)
Miscellaneous		(1)
Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Article VII of our certificate of incorporation, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article VII of the certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Article V of our by-laws provides that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article V of the by-laws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, Article V of the by-laws provides that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or by-laws, agreement, vote of stockholders or otherwise. Furthermore, Article V of the by-laws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of Article V of the by-laws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and by-laws.

We also maintain a general liability insurance policy that covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of our common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, the selling stockholders, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities arising out of any alleged untrue statements or omissions in any information relating to, and furnished by, the underwriters in writing to us for use in this registration statement or any prospectus for this offering.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

Exhibit Number	Exhibit Title

4.1	Specimen Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-212093) filed with the SEC on July 11, 2016)

4.2	Third Amended and Restated Investor Rights Agreement by and among the Registrant and the investors named therein, dated June 17, 2010, as amended (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-212093) filed with the SEC on June 17, 2016)

4.3	Common Stock Purchase Agreement, dated December 14, 2023, by and among the Company and Oaktree Power Opportunities Fund V (Delaware) Holdings L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the SEC on December 14, 2023)

4.4	Amended and Restated Investor Rights Agreement, dated December 14, 2023, by and among the Company and Oaktree Power Opportunities Fund V (Delaware) Holdings L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed with the SEC on December 14, 2023)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on page II-6 to this Registration Statement on Form S-3)

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 12th day of January, 2024.

TPI Composites, Inc.

By:	/s/ William E. Siwek
William E. Siwek
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William E. Siwek, Ryan Miller and Steven Fishbach, and each of them singly, as such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this registration statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William E. Siwek	President, Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2024
William E. Siwek

/s/ Ryan Miller	Chief Financial Officer (Principal Financial Officer)	January 12, 2024
Ryan Miller

/s/ Jayshree S. Desai	Director	January 12, 2024
Jayshree S. Desai

/s/ Philip J. Deutch	Director	January 12, 2024
Philip J. Deutch

/s/ Paul G. Giovacchini	Director	January 12, 2024
Paul G. Giovacchini

/s/ Bavan M. Holloway	Director	January 12, 2024
Bavan M. Holloway

/s/ Linda P. Hudson	Director	January 12, 2024
Linda P. Hudson

Name	Title	Date

/s/ James A. Hughes	Director	January 12, 2024
James A. Hughes

/s/ Tyrone M. Jordan	Director	January 12, 2024
Tyrone M. Jordan

/s/ Steven C. Lockard	Director and Chairman of the Board	January 12, 2024
Steven C. Lockard